UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement; Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry Into A Material Definitive Agreement; Item 2.01. Completion of Acquisition or Disposition of Assets.
Real Property Asset Acquisition
On May 26, 2006, NuVasive, Inc. (the “Company”) and New York Life Insurance Company (“NYLIC”) entered into an Earnest Money Contract and Agreement (the “Purchase Agreement”) providing for the acquisition by the Company of real property in Memphis, Tennessee owned by NYLIC (the “Memphis Property”). The Memphis Property to be acquired by the Company for a total purchase price of $3,000,000 is comprised of an approximately 100,000 square foot warehouse and distribution facility.
Pursuant to the Purchase Agreement, the closing of the acquisition will take place on June 6, 2006. The Company has delivered to an escrow agent chosen by the parties a non-refundable cash deposit of $250,000 for the benefit of NYLIC and, upon the closing of the acquisition, the Company will deliver to NYLIC an additional cash payment of $2,750,000.
The description of the Company’s acquisition of the Memphis Property set forth above is qualified in its entirety by reference to the Purchase Agreement filed with this current report as Exhibit 10.1.
Severance Arrangements with Named Executive Officers
On May 23, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved amendments to the severance provisions of the employment agreements between the Company and each of Alexis V. Lukianov, the Company’s Chairman and Chief Executive Officer, and Keith C. Valentine, the Company’s President. Pursuant to the amendment pertaining to Mr. Lukianov’s employment agreement, in the event Mr. Lukianov is terminated without cause the Company is required to pay him an amount equal to two hundred percent of his compensation earned with respect to the most recently completed calendar year. Pursuant to the amendment pertaining to Mr. Valentine’s employment agreement, in the event Mr. Valentine is terminated without cause prior to a change in control or sale of the Company, the Company is required to pay him an amount equal to his compensation earned with respect to the most recently completed calendar year. In addition, in the event that Mr. Valentine is terminated without cause or constructively terminated following a change of control or sale of the Company, the Company is required to pay him an amount equal to up to one hundred and fifty percent of his compensation earned with respect to the most recently completed calendar year. All of Mr. Valentine’s unvested stock options will vest immediately upon the earliest of the following: (i) such stock options are not assumed by an acquiror upon a change of control or sale of the Company, (ii) an involuntary termination of Mr. Valentine’s employment following a change of control or sale of the Company, or (iii) twelve months following a change of control or sale of the Company.
The description of the Company’s new severance arrangements with Messrs. Lukianov and Valentine set forth above is qualified in its entirety by reference to the agreements filed with this current report as Exhibits 10.2 and 10.3.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Earnest Money Contract and Agreement, dated May 26, 2006, between NuVasive, Inc. and New York Life Insurance Company

10.2	Employment Agreement, dated July 19, 1999, as amended on January 20, 2004 and May 23, 2006, between NuVasive, Inc. and Alexis V. Lukianov

10.3	Employment Agreement, dated January 20, 2004, as amended on May 23, 2006, between NuVasive, Inc. and Keith C. Valentine

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 30, 2006	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Earnest Money Contract and Agreement, dated May 26, 2006, between NuVasive, Inc. and New York Life Insurance Company

10.2	Employment Agreement, dated July 19, 1999, as amended on January 20, 2004 and May 23, 2006, between NuVasive, Inc. and Alexis V. Lukianov

10.3	Employment Agreement, dated January 20, 2004, as amended on May 23, 2006, between NuVasive, Inc. and Keith C. Valentine